UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 22, 2016

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 7.01                          Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

GSE Systems, Inc. ("GSE"), the world leader in real-time high-fidelity simulation systems and training solutions to the power and process industries, today announced the appointment of Sean Fuller as Senior Vice President of Sales.  Mr. Fuller brings to GSE more than 25 years of experience delivering value in the power industry, primarily nuclear, for General Electric and affiliated companies.

The press release includes statements that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  These statements reflect the Company's current expectations concerning future events and results.  The Company uses words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties, and other important factors that could cause the Company's actual performance or achievements to be materially different from those the Company projects.  These risks, uncertainties, and factors are disclosed in the Company's documents on file with the Securities and Exchange Commission, including those set forth in the Company's periodic reports under the forward-looking statements and risk factors sections.  The Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01                          Financial Statements and Exhibits

(d)            Exhibits

99.1            Press Release, dated March 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: March 22, 2016	By:	/s/ Jeffery G. Hough
Jeffery G. Hough Senior Vice President and Chief Financial Officer